SCHEDULE A
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                         DATED OCTOBER 24, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

FUND                                                                   RATE
--------------------------------------------------------------------------------
Champlain Small Company Fund ........................................  0.90%
Champlain Mid Cap Fund ..............................................  0.80%
Champlain All Cap Fund ..............................................  0.65%
Champlain Emerging Markets Fund .....................................  1.35%
--------------------------------------------------------------------------------

                                        Acknowledged and Accepted by:

                                        Champlain Investment Partners, LLC

                                        /s/ Wendy Nunez
                                        ----------------------------------------
                                        Name: Wendy Nunez
                                        Title: Chief Compliance Officer &
                                               Chief Operating Officer

                                        The Advisors' Inner Circle Fund II

                                        /s/ Dianne M. Descoteaux
                                        ----------------------------------------
                                        Name: Dianne M. Descoteaux
                                        Title: VP & Secretary



Revised: October 8, 2015